UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)                May 26, 2006

DURAVEST, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-27489	65-0924320
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

101 N. Wacker Drive, Suite 2006, Chicago, IL 60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   (312) 525-8160

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pro-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. - Other Events

Item 8.01	Other Events

As we previously reported, due to the resignation of our auditors as well as delays in obtaining results from our Bio-Magnetic Therapy Systems Inc. (“BMTS”) subsidiary, we have not been able to file our Annual Report on Form 10-KSB and our Quarterly Report on Form 10-QSB for the first quarter of 2006 with the SEC as of yet. Under the rules of the OTC Bulletin Board on which our common stock is quoted, we were entitled to a 30 day grace period for the filing of our Annual Report on Form 10-KSB which expired on May 19, 2006. We requested a hearing before a panel authorized by the NASD Board of Governors. However, since we were not able to file the Form 10-KSB by the time of the hearing on May 26, 2006, the panel determined to remove our common stock from quotation on the OTC Bulletin Board effective as of the opening of business on Wednesday, May 31, 2006.

We are currently working with a market maker for our common stock to obtain a quotation on the OTC Pink Sheets until such time as we can become current in our periodic reporting. We will then work with a market maker for our common stock to get back on the OTC Bulletin Board as soon as practicable after we are able to file our outstanding periodic reports.

On May 30, 2006, we issued a press release relating to these events. A copy of that press release is being filed as an exhibit hereto.

Section 9. - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits

12(a)	Press Release dated May 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURAVEST, INC.

Dated:	May 30, 2006	By:	/s/ Dr. Ogan Gurel
Dr. Ogan Gurel, President and Chief Executive, Officer and a Director